UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 13, 2020

TRITON INTERNATIONAL LIMITED
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Bermuda	001-37827	98-1276572
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Victoria Place, 5th Floor, 31 Victoria Street Hamilton HM 10, Bermuda
(Address of Principal Executive Offices, including Zip Code)

Telephone: (441) 294-8033
(Registrant's Telephone Number, Including Area Code)

Not applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares, $0.01 par value per share	TRTN	New York Stock Exchange
8.50% Series A Cumulative Redeemable Perpetual Preference Shares	TRTN PRA	New York Stock Exchange
8.00% Series B Cumulative Redeemable Perpetual Preference Shares	TRTN PRB	New York Stock Exchange
7.375% Series C Cumulative Redeemable Perpetual Preference Shares	TRTN PRC	New York Stock Exchange
6.875% Series D Cumulative Redeemable Perpetual Preference Shares	TRTN PRD	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
                                        Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On November 13, 2020, TIF Funding LLC (the “Borrower”) and certain other wholly-owned subsidiaries of Triton International Limited (“Triton”), Wells Fargo Bank, National Association (“Wells Fargo”), as Administrative Agent, certain lenders party thereto (the “Lenders”) and Wilmington Trust, National Association (“Wilmington Trust”), as Collateral Agent and Securities Intermediary, entered into Omnibus Amendment Number 1 (the “Omnibus Amendment”) that, among other things, amended the Loan and Security Agreement (the “Loan Agreement”) relating to the Borrower’s asset-backed warehouse facility (the “Facility”), which was initially entered into on December 13, 2018. As of the date of the Omnibus Amendment, there was $195 million outstanding under the Facility.

Pursuant to the Omnibus Amendment, the borrowing capacity of the Facility was increased from $800 million to $1.025 billion, and may be increased further up to a maximum of $1.525 billion through an accordion feature. Additionally, the revolving period of the Facility was extended until November 13, 2023, during which period borrowings under the Facility will bear interest at the London Interbank Offered Rate (“LIBOR”) plus 1.85%, after which any borrowings will convert to term notes with a maturity date of November 15, 2027, paying interest at LIBOR plus 2.85%. The Omnibus Amendment also provides for, among other things, the replacement of Wells Fargo with Wilmington Trust as Collateral Agent and Securities Intermediary and amends certain covenants and definitions in the Loan Agreement.

During the revolving period, the borrowing capacity under the Facility is determined by applying an advance rate against the net book value of designated eligible equipment. The Facility is secured primarily by a pool of intermodal containers and related assets. The Facility contains affirmative and negative covenants and representations and warranties customary for financings of this type. These covenants are subject to a number of important conditions, qualifications, exceptions and limitations. A conformed copy of the Loan Agreement, as amended as of the date hereof including pursuant to the Omnibus Amendment, is filed herewith as Exhibit 10.1.

Wells Fargo and Wilmington Trust serve or have served as the trustee with respect to certain other asset-backed securitization transactions involving Triton’s subsidiaries. In addition, from time to time, the Lenders that provide funding to the Borrower pursuant to the Facility or their affiliates have performed, and may in the future perform, various commercial banking, investment banking, hedging and financial advisory services for Triton and its subsidiaries for which they have or will receive customary compensation.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit
10.1
Loan and Security Agreement (Conformed), dated as of December 13, 2018, as amended by Amendment Number 1 to Loan and Security Agreement, dated as of February 8, 2019, Amendment Number 2 to Loan and Security Agreement, dated as of November 4 , 2019, and the Omnibus Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Triton International Limited

Date: November 16, 2020	By:	/s/ Carla L. Heiss
	Name:	Carla L. Heiss
	Title:	Senior Vice President, General Counsel and Secretary

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